Independent Auditors' Consent
                          -----------------------------

The Board of Directors
IAI Investment Funds I, Inc.
IAI Investment Funds II, Inc.
IAI Investment Funds III, Inc.
IAI Investment Funds IV, Inc.
IAI Investment Funds VI, Inc.
IAI Investment Funds VII, Inc.
IAI Investment Funds VIII, Inc.:


We consent to the use of our reports dated December 17, 1999 for IAI International Fund; January 25, 2000 for IAI Bond Fund; March 17, 2000 for IAI Money Market Fund; and May 19, 2000 for IAI Balanced Fund, IAI Capital Appreciation Fund, IAI Emerging Growth Fund, IAI Growth Fund, IAI Growth and Income Fund, IAI Long Term Growth Fund (formerly IAI Value Fund), IAI Midcap Growth Fund, and IAI Regional Fund, incorporated by reference into this combined proxy/registration statement on Form N-14.

                                           /s/ KPMG LLP

                                               KPMG LLP

Minneapolis, Minnesota
June 16, 2000

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form N-14 of IAI Funds/Federated Funds of our reports for Federated Aggressive Growth Fund, Federated Bond Fund, Federated Capital Appreciation Fund, Federated Growth Strategies Fund, Federated Large Cap Growth Fund and Federated Stock and Bond Fund, Inc. dated December 17, 1999 and for Federated American Leaders Fund, Inc. dated May 12, 2000 into the Prospectus/Proxy Statement which constitutes part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

                                          Deloitte & Touche

Boston, Massachusetts
June 16, 2000